Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

RADIAN GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

	Equity	Preferred Stock, par value $0.01 per share	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

	Debt	Debt Securities	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Depositary Shares(3)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Warrants to Purchase Shares of Common Stock, Shares of Preferred Stock or other securities	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Rights to Purchase Shares of Common Stock, Shares of Preferred Stock or other securities	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Stock Purchase Contracts	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Units	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)

An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion or exchange of, or pursuant to anti-dilution adjustments with respect to, any securities that provide for that issuance or adjustment. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)

The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all of the registration fee. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(3)	To be represented by Depositary Receipts representing an interest in all or a specified portion of a share of Preferred Stock.